IN REM PROMISSORY NOTE

$100,000.00                                        August 1, 1997
Due:  January 2, 2005                        Lafayette, Louisiana


      FOR VALUE RECEIVED, Benjamin B. Blanchet (the "Borrower"), promises to pay to the order of XCL LTD., a Delaware corporation (the "Lender"), at its office at 110 Rue Jean LaFitte, Lafayette, Louisiana 70508, the principal sum of ONE HUNDRED THOUSAND AND NO/100 ($100,000.00) DOLLARS, or so much thereof as may be outstanding from time to time.

      The aggregate outstanding principal shall bear interest at six and one-half (6.5%) percent per annum from date hereof until paid.

      All payments of interest shall be computed on the per annum basis of a year of 365 days or 366 days, as the case may be, for the actual number of days (including the first day, but excluding the last day) elapsed.

     The Borrower shall repay the aggregate outstanding principal in eight annual installments of $12,500.00 beginning on the 2nd day of January 1998 and continuing on the 2nd day of each succeeding January, and the Borrower shall pay the balance of all outstanding principal at maturity on January 2, 2005. (Each January 2 commencing January 2, 1998 through and including January 2, 2005 is sometimes referred to herein as a "Payment Date".) The Borrower shall pay interest on the aggregate outstanding principal annually in arrears (together with payments of principal) on each Payment Date. For so long as Borrower is employed by Lender, payment of principal and interest shall be made solely out of Bonus Funds (as defined below) paid to Borrower by Lender as described below.

      All payments and prepayments made by the Borrower hereunder shall be made in lawful money of the United States to the Lender in immediately available funds on the date that such payment is required to be made. If the day for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this Note, the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest For the purposes of this paragraph "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks in Lafayette, Louisiana.

      Lender has agreed to pay to Borrower on January 2 of each year commencing on January 2, 1998 and ending on January 2, 2005, a bonus in the amount of the principal and interest due hereunder on that date (the "Bonus Funds"). For so long as Borrower is employed by Lender, principal and interest due hereunder shall be paid solely from such Bonus Funds and Borrower shall have no personal liability for repayment of this Note from any source other than such Bonus Funds. Lender does specifically covenant and agree, for itself, its successors and assigns, that for so long as Borrower is employed by Lender, Lender shall enforce payment of this Note solely from Bonus Funds due Borrower by Lender. These provisions are not intended as any release or discharge of the indebtedness represented by this Note, but are intended as a covenant not to sue.

      The following event shall be considered an "Event of Default" as that term is used herein: The Borrower fails to make payment when due of any principal or interest installment on this Note after Lender has terminated Borrower from employment with Cause (as defined below) or after Borrower has resigned from employment with Lender without Good Reason (as defined below) and such failure to make payment shall continue unremedied for a period of thirty (30) days after written notice thereof is given by the Lender to the Borrower. Upon the happening of an Event of Default (including the passage of the cure period), the Lender may by written notice to the Borrower declare the entire principal amount of this Note plus interest accrued hereon to be immediately due and payable.

     Any of the following events shall be considered an "Event of Cancellation" as that term is used herein: (i) For so long as Borrower is employed by Lender, Lender fails timely to pay Borrower the Bonus Funds due Borrower from which Borrower is to make payments under this Note, (ii) Lender shall terminate
Borrower  from  employment  without  Cause  (as  defined  below),
(iii) Borrower shall resign from employment with Lender with Good Reason (as defined below), or (iv) Borrower shall die or become disabled. Upon the occurrence of any Event of Cancellation, this Note shall automatically be cancelled and shall be of no further force and effect. Upon the occurrence of any Event of Cancellation, the Lender shall immediately mark this Note "Paid in Full" and return it to Borrower and no further amounts shall be due by Borrower to Lender hereunder including any interest amounts that otherwise would have accrued since the last Payment Date or any portion of the principal and/or interest payment that otherwise would have been due at the next Payment Date. If Borrower is required to bring judicial proceedings in order to enforce the provisions hereof, Lender agrees to pay Borrower his reasonable attorneys' fees in connection therewith.

      As used herein, the Lender shall have "Cause" to terminate Borrower's employment upon (i) the willful and continued failure by the Borrower to substantially perform his duties under that certain Employment Term Sheet by and between Borrower and Lender dated August 1, 1997 (the "Employment Term Sheet") or that certain Services Agreement by and between Borrower and Lender dated August 1, 1997 (the "Services Agreement") (other than any such failure resulting from the Borrower's incapacity due to physical or mental illness), after written demand for substantial performance is delivered by the Lender that specifically identifies the manner in which the Lender believes the Borrower has not substantially performed his duties, (ii) Borrower's embezzlement of funds of the Lender or (iii) Borrower's conviction of a felony after lapse of all appeals. For purposes of this paragraph, no act, or failure to act, on the Borrower's part shall be considered "willful" unless done or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in or not opposed to the best interest of Lender. Notwithstanding the foregoing, Borrower shall not be deemed to have been terminated for Cause under any circumstances without (i) reasonable written notice to Borrower setting forth the reasons for Lender's intention to terminate for Cause (the "Initial Notice"), (ii) a thirty (30) day period following Borrower's receipt of the notice to cure the alleged reasons described in the Notice, (iii) a written notice to Borrower following the thirty-day cure period referred to in the preceding clause (ii) stating whether Lender continues to intend to terminate for Cause and setting forth the reasons therefor (the "Follow Up Notice"), (iv) an opportunity for the Borrower, together with his counsel, following Borrower's receipt of the Follow Up Notice, to be heard before a committee of three members of Lender's board of directors and (v) delivery to the Borrower of a Notice of Termination from a committee of three members of Lender's board of directors finding that in the good faith opinion of such committee, the Borrower was guilty of conduct set forth above in clause (i), (ii) or (iii) of the preceding sentence and specifying the particulars thereof in detail.

      As used herein, Borrower shall have "Good Reason" to resign from employment with Lender if (i) a change in control (as defined below) of Lender shall take place at any time during the twenty-four (24) months immediately preceding termination of employment by the Borrower, (ii) the Lender fails to comply with any material provision of this Note, the Employment Term Sheet or the Services Agreement, (iii) the Lender purports to terminate Borrower's employment other than pursuant to a valid Notice of Termination following the procedure set forth in the preceding paragraph, (iv) Borrower's duties, authority or responsibilities are materially altered (as reasonably determined by Borrower) from those described in the Employment Term Sheet, (v) there is a material change from the date of this Note in the manner in which Lender is operated or in Lender's business, (vi) Lender has taken or intends to take actions that Borrower, in his reasonable judgment, believes are illegal, immoral, unethical or not in the best interests of Lender or its shareholders, (vii) Borrower has a conflict of interest in his obligations to Lender or to a third party in a matter that was not originally accepted by Borrower in violation of the Services Agreement that, in Borrower's reasonable judgment, can only reasonably be cured by his resignation from employment with Lender, or (viii) Borrower's health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or to his life.

      For purposes of this Note, a "Change in Control" of the Lender shall mean a change of control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934 (the "Exchange Act"), provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial  owner  (as defined in Rule 13d-3 under  the  Exchange
Act), directly or indirectly, of securities of Lender representing 30% or more of the combined voting power of Lender's then outstanding securities.

     As used herein, Borrower shall be considered disabled if, as a result of his incapacity due to physical or mental illness, he shall have been absent from his duties as described in the Employment Term Sheet for the entire period of ninety (90) consecutive days.

      Lender shall have no right to set off any funds of the Borrower (other than Bonus Funds as defined herein) in the possession of Lender against any amounts due by Borrower to Lender hereunder.

      This Note shall be governed by and construed under the laws of the State of Louisiana.

      IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered as of the day first written above.


                              ___________________________________
                              Benjamin B. Blanchet